                                                                  EXHIBIT 4.2



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                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                   Between

                                 GENUS, INC.,

                    SOUTHBROOK INTERNATIONAL INVESTMENTS,
                                      LTD.,

                          WESTOVER INVESTMENTS L.P.,

                          MONTROSE INVESTMENTS, LTD,

                  BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.

                                     and

                  BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.





                         Dated as of February 2, 1998

     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 2, 1998, between Genus, Inc., a California corporation (the "COMPANY"), and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("SOUTHBROOK"), Westover Investments L.P., a Delaware limited partnership ("WESTOVER"), Montrose Investments, Ltd, a Cayman Islands exempt limited partnership ("MONTROSE"), Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("BROWN SIMPSON LP") and Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("BROWN SIMPSON LIMITED"). Southbrook, Westover, Montrose, Brown Simpson LP and Brown Simpson Limited are each referred to herein as a "PURCHASER" and are collectively referred to herein as the "PURCHASERS."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, shares of the Company's 6% Series A Convertible Preferred Stock, no par value (the "SERIES A PREFERRED"), and the Company's 6% Series B Convertible Preferred Stock, no par value (the "SERIES B PREFERRED" and together with the Series A Preferred, the "PREFERRED STOCK").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                      ARTICLE I

                        PURCHASE AND SALE OF PREFERRED SHARES

     1.1 PURCHASE AND SALE. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company: (i) 100,000 shares of Series A Preferred (the "SERIES A SHARES"); and (ii) up to 100,000 shares of Series B Preferred (the "SERIES B SHARES"); and together with the Series A Shares, the "SHARES").

          (b) The Series A Preferred shall have the respective rights, preferences and privileges set forth in EXHIBIT A attached hereto (the "SERIES A TERMS"), which shall be incorporated into a certificate of determination to be approved by the Purchasers and filed on or prior to the Series A Closing (as defined below) by the Company with the Secretary of State of California (the "SERIES A DETERMINATION"). The Series B Preferred shall have respective rights, preferences and privileges identical to the Series A Terms, mutatis mutandis, and shall rank pari passu with the Series A Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that (i) the Conversion Price (as defined below) for conversion of the Series B Shares shall be determined as of the Original Issue Date (as defined below) for such Series B Shares and
(ii) the Initial Conversion Price for the Series B Shares shall be equal to 110% of the average Per Share Market Value for the 30 Trading Days immediately preceding the Original Issue Date for the Series B Shares.

     The Series B Preferred shall be authorized pursuant to a certificate of determination prepared by the Company, subject to the approval of the Purchasers, and filed at or prior to the Series B Closing Date (as defined below), by the Company with the Secretary of State of California (such certificate of determination, together with the Series A Determination, are referred to as the "CERTIFICATES OF DETERMINATION").

     For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE," "CONVERSION DATE," "TRADING DAY" and "PER SHARE MARKET VALUE" shall have the meanings set forth in EXHIBIT A; and "MARKET PRICE" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

     1.2  PURCHASE PRICE.  The purchase price per Share shall be $50.00.

     1.3  THE CLOSINGS.

          (a) THE SERIES A CLOSING. (i) The closing of the purchase and sale of the Series A Shares (the "SERIES A CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("ROBINSON SILVERMAN"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in
Section 4.1 have been satisfied or waived by the appropriate party nor later than February 10, 1998, provided, however, that if all conditions for such closing (except those conditions which must be satisfied at such closing) other than the filing of the Series A Determination have been satisfied by February 10, 1998, the date for such closing may be extended to a date no later than February 13, 1998. The date of the Series A Closing is hereinafter referred to as the "SERIES A CLOSING DATE." At the Series A Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, 100,000 Series A Shares for an aggregate purchase price of $5,000,000 (the "SERIES A PURCHASE PRICE").

               (ii) At the Series A Closing, (a) the Company shall deliver to the Purchasers (i) one or more stock certificates representing the Series A Shares purchased by such Purchaser as set forth next to such Purchaser's name on SCHEDULE 1 attached hereto, each registered in the name of such Purchaser, (ii) Warrants in the form of EXHIBIT B (the "SERIES A WARRANTS") to purchase an aggregate of 300,000 shares of the Company's common stock, no par value (the "COMMON STOCK") at an exercise price equal to 125% of the closing bid price of the Common Stock on the day prior to the Series A Closing Date, exercisable for three years from the Original Issue Date, each registered in the name of such Purchaser and in the amounts set forth in
SCHEDULE 1 and (iii) all other documents, instruments and writings required to have been delivered at or prior to the Series A Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchasers, in the form of EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT"), and (b) each Purchaser shall deliver to the Company the portion of the Series A Purchase Price set forth next to its name on SCHEDULE 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series A Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Series A Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

          (b) THE SERIES B CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, either party shall, if the average Per Share Market Value for the thirty Trading Days prior to the date of the Series B Subsequent Financing Notice is greater than $4.00, have the right to deliver a written notice to the other party (a "SERIES B SUBSEQUENT FINANCING NOTICE") requiring such other party to either sell or buy, as the case may be, the Series B Shares for an aggregate purchase price of $5,000,000 (the "SERIES B PURCHASE PRICE"). Either party may deliver a Series B Subsequent Financing Notice to the other party no earlier than 90 days after the effective date of the Underlying Shares Registration Statement (as defined in the Registration Rights Agreement) relating to the securities issued at the Series A Closing Date and no later than July 27, 1999. At the Series B Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Series B Shares as equals such Purchaser's pro rata portion of the Series A Purchase Price. The closing of the purchase and sale of the Series B Shares (the "SERIES B CLOSING") shall take place at the offices of Robinson Silverman on such date indicated in the Series B Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 30th Trading Day after receipt by either party of the Subsequent Financing Notice, or as otherwise agreed to by the parties); PROVIDED that in no case shall the Series B Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "SERIES B CLOSING DATE."

               (ii) At the Series B Closing, (a) the Company shall deliver to each Purchaser (i) a pro rata portion of the Series B Shares (determined by reference to the amount of Series A Shares issued and sold at the Series A Closing) to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the appropriate Purchaser, (ii) a pro rata portion of Warrants (determined by reference to the amount of Series A Warrants issued and sold at the Series A Closing) in the form of EXHIBIT B (the "SERIES B WARRANTS", and together with the Series A Warrants, the "WARRANTS") to purchase an aggregate of 300,000 shares of Common Stock at an exercise price equal to 125% of the closing bid price of the Common Stock on the day prior to the Series B Closing Date, exercisable for three years from the Original Issue Date, each registered in the name of such Purchaser and (iii) the legal opinion referenced in Section 4.2(b)(xii), substantially in the form attached hereto as EXHIBIT D, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series B Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall deliver to the Company (i) its pro-rata portion of the Series B Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series B Closing Date and (ii) all documents, instruments and writings required to have been delivered at or prior to the Series B Closing by such Purchaser pursuant to this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchasers:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(a) to the disclosure letter dated the date hereof, delivered by the Company to the Purchasers and made a part hereof (the "DISCLOSURE LETTER") (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Preferred Stock or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "MATERIAL ADVERSE EFFECT").

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificates of Determination, the Warrants and the Registration Rights Agreement are collectively referred to as the "TRANSACTION DOCUMENTS." The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, articles, by-laws or other charter documents. Prior to each of the closing dates the respective Certificate of Determination will have been filed with the Secretary of State of the State of California and will be in full force and effect, enforceable against the Company in accordance with the terms thereof.

          (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(c) to the Disclosure Letter. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in SCHEDULE 2.1(c) to the Disclosure Letter, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or SCHEDULE 2.1(c) to the Disclosure Letter, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock, other than as contemplated hereby. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) ISSUANCE OF SHARES AND WARRANTS. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS"). The Company, at the Series A Closing Date and the Series B Closing Date (each a "CLOSING DATE"), as the case may be, will have and at all times while the Shares and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificates of Determination with respect to the number of Shares and Warrants issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 200% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Shares were such conversion effected on the Original Issue Date for such Shares (ii) the number of shares of Common Stock issuable upon exercise of the Warrants and (iii) the number of shares Common Stock which would be issuable upon payment of dividends on the Shares, assuming each Share is outstanding for two years. The shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants and which may be issued as payment of dividends on the Shares are collectively referred to herein as the "UNDERLYING SHARES." When issued in accordance with the Certificates of Determination, and upon exercise of the Warrants and payment of the exercise price thereof, if any, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

          (e) NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (f)  CONSENTS AND APPROVALS.  Except as specifically set forth in
SCHEDULE 2.1(f) to the Disclosure Letter, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings of the Certificates of Determination with respect to the Preferred Stock with the Secretary of State of California, which filings with respect to each of the Series A Shares and the Series B Shares shall be effected prior to the Series A Closing Date and the Series B Closing Date, as appropriate, (ii) the filing of Underlying Shares Registration Statements with the Securities and Exchange Commission (the "COMMISSION"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq Stock Market for the listing of the Underlying Shares with the Nasdaq Stock Market (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) any filings, notices or registrations under applicable state securities laws, unless, in all such cases, the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 2.1(f) to the Disclosure Letter, the "REQUIRED APPROVALS").

          (g) LITIGATION; PROCEEDINGS. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the

Transaction Documents or the Preferred Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or
(iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate), have or result in a Material Adverse Effect.

          (i) SCHEDULES. The Schedules to this Agreement and the Schedules to the Disclosure Letter, together with the other Disclosure Materials, furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (j) PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

          (k) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO ADVERSE CHANGE. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to
Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS" and, together with the Schedules to this Agreement and the Schedules to the Disclosure Letter, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach would have or result in a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the period ended September 30, 1997, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on March 28, 1997, and has not received any comments from the Commission in respect thereof.

          (l) SENIORITY. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

          (m) INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an affiliate (an "AFFILIATE") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) CERTAIN FEES. Except for fees payable to Brown Simpson Asset Management, LLC ("BSAM") pursuant to Section 3 of the letter agreement dated January 9, 1998 between the Company and BSAM, as amended (the "ENGAGEMENT LETTER") and a finder's fee payable to CIBC Oppenheimer Corp. in connection with the introduction of BSAM to the Company (the parties hereto acknowledge that CIBC Oppenheimer Corp. acted merely as a finder and not as an agent of either the Purchasers or the Company and will not and has not, in connection with the transactions contemplated by this Agreement, provided any other services to the Purchasers or the Company except for introducing BSAM to the Company), no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

          (o) SOLICITATION MATERIALS. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Warrants or the Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Shares, the Warrants or the Underlying Shares by means of any form of general solicitation or advertising. None of the Disclosure Materials or any other information provided to the Purchasers by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (p) FORM S-3 ELIGIBILITY. The Company is, and at each Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (q) EXCLUSIVITY. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchasers pursuant to this Agreement other than with the specific prior written consent of each of the Purchasers.

          (r) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not in the two years preceding the date hereof received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. Immediately prior to and giving effect to the transactions contemplated in this Agreement, the Company is in compliance with all such maintenance requirements.

          (s) PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. Except as disclosed in SCHEDULE 2.1(s) to the Disclosure Letter, to the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business.

          (t) ACKNOWLEDGEMENT OF DILUTION. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Determination and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Determination and (y) upon exercise of the Warrants is unconditional and absolute subject to the limitations set forth herein in the Certificate of Determination or pursuant to the Warrants, regardless of the effect of any such dilution.

          (u) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 2.1(u) to the Disclosure Letter, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

          (v) TITLE. The Company owns no real property and, except as disclosed in SCHEDULE 2.1(v) to the Disclosure Letter, the Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (w) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

          (a) ORGANIZATION; AUTHORITY. Each Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) INVESTMENT INTENT. Each Purchaser is acquiring the Shares, the Warrants and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Warrants or Underlying Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

          (c) PURCHASER STATUS. At the time such Purchaser was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (d) EXPERIENCE OF PURCHASER. Each Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrants and the Underlying Shares, and has so evaluated the merits and risks of such investment.

          (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Each Purchaser is able to bear the economic risk of an investment in the Shares, the Warrants and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

          (f) ACCESS TO INFORMATION. Each Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares, the Warrants and the Underlying Securities and the merits and risks of investing in the Shares, the Warrants and the Underlying Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

          (g)  RELIANCE.  Each Purchaser understands and acknowledges that
(i) the Shares and the Warrants are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III

                        OTHER AGREEMENTS OF THE PARTIES

     3.1 TRANSFER RESTRICTIONS. (a) If any Purchaser should decide to dispose of Shares or any portion of the Warrants (and upon conversion or exercise thereof, as the case may be, any of the

Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares or any Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Shares or Warrants by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer of Shares or Warrants by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that the matters set forth in Sections 2.2(b) through (f) are true with respect to it. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants and the Underlying Shares:

          [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE] [THE SECURITIES REPRESENTED HEREBY HAVE NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

          [FOR SHARES ONLY] THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 2, 1998, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF GENUS, INC.

          The Underlying Shares issuable upon conversion of the Shares or as payment of dividends thereon or exercise of the Warrants shall not contain the legend set forth above if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

     3.2 STOP TRANSFER INSTRUCTION. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

     3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Shares, Warrants or Underlying Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Purchaser owns Shares, Warrants or Underlying Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify or obtain exemptions for the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     3.5 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants or the Underlying Shares to any Purchaser.

     3.6 CERTAIN AGREEMENTS. As long as any Purchaser owns Shares, the Company shall not, and shall cause the Subsidiaries not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Determination and as would not adversely affect the rights of any Purchaser hereunder or under the Certificates of Determination; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; or
(iv) enter into any agreement with respect to any of the foregoing.

     3.7 LISTING AND RESERVATION OF UNDERLYING SHARES. (a) The Company shall (i) not later than the applicable Closing Date prepare and file with the Nasdaq Stock Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq Stock Market covering and listing such number of shares of Common Stock, as required by the Registration Rights Agreement, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing in the Nasdaq Stock Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange.

          (b) The Company shall reserve for issuance shares of Common Stock issuable upon conversion of the Shares and for payment of dividends thereupon in shares of Common Stock pursuant to the terms of the Certificates of Determination and upon exercise of the Warrants in accordance with their terms the number of shares to be listed on the Nasdaq Stock Market (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.7(a). Shares of Common Stock reserved for issuance upon the conversion of the Shares as set forth in
Section 3.7(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at each Closing, as applicable.

     3.8 NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the California General Corporations Law, such redemption shall be effected as soon as it is permitted under such law; PROVIDED, HOWEVER, that from the 5th day after such redemption notice until such redemption price is paid in full, a late fee on any such unpaid amount shall accrue at the rate of 15% per annum.

     3.9 NOTICE OF BREACHES. (a) The Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Series B Closing, the Series B Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this
Section 3.9 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

          (b) Notwithstanding the generality of Section 3.9(a), the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

          (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser.

     3.10 CONVERSION OBLIGATIONS OF THE COMPANY. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Determination and to deliver Underlying Shares upon exercise of Warrants in accordance with the terms and conditions and time periods set forth in the Warrants.

     3.11 SUBSEQUENT REGISTRATIONS. Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days after the date that each Underlying Shares Registration Statement relating to the securities issued at the Series A Closing Date and the Series B Closing Date is declared effective by the Commission, without the prior written consent of the Purchasers, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company. Any days that any Purchaser is unable to sell Underlying Shares under an Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

     3.12 PRESS RELEASE. The Company shall issue a press release in connection with the transactions contemplated herein, relating to the issue and sale of the Shares and Warrants to the Purchasers which press release shall be approved by the Company and BSAM.

     3.13 USE OF PROCEEDS. The Company shall use all of the proceeds from the sale of the Shares for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.14 REIMBURSEMENT. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, or the breach of any representation, warranty or covenant in this Agreement or in connection with any information furnished by such Purchaser for use in any Registration Statement, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of each Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of each Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Purchaser and any such affiliate and any such person. The Company also agrees that no Purchaser or any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement.

     3.15 SERIES B OBLIGATION.   Notwithstanding anything to the contrary
contained in this Agreement, if there is a Change of Control prior to the Series B Closing Date, neither the Company nor the Purchasers shall be obligated to sell or to purchase the Series B Shares.

     3.16 CONVERSION LIMITATION. In no event shall a Purchaser be permitted to convert any shares of Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock beneficially owned by such Purchaser (other than shares of Common Stock issuable upon conversion of shares of Preferred Stock) PLUS (y) the number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock, would be equal to or exceed (z) 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Preferred Stock held by such Purchaser after application of this Section 3.16. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this Section 3.16 applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Purchaser) and of which shares of Preferred Stock are convertible shall be in the sole discretion of such Purchaser, and the submission of shares of Preferred Stock for conversion shall be deemed to be such Purchaser's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by a Purchaser) and of which shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. This paragraph may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the board of directors of the Company and the holders of two-thirds (2/3) of the shares of Preferred Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Purchaser to convert such shares of Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this Section 3.16 may be waived by a Purchaser as to itself (and solely as to itself) upon not less than 65 days prior notice to the Company, and the provisions of this Section 3.16 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

     3.17 PAYMENT RESTRICTIONS. Notwithstanding any provision of the Transaction Documents (as defined in the Purchase Agreement) to the contrary, if payment of any amounts payable by the Company to the Purchasers under the Transaction Documents, including, without limitation, any amounts payable as dividends, penalties or upon redemption of Shares or Underlying Shares, would be prohibited in the absence of consent from Sumitomo Bank of California pursuant to the Company's Credit Agreement dated August 15, 1997 with Sumitomo Bank of California ("SUMITOMO"), as the same may be amended, supplemented, superseded or replaced from time to time or any replacement facility (the "CREDIT AGREEMENT"), then the Company shall use its best efforts to obtain such consent as promptly as practicable after any such payment is required, and any amounts payable by the Company with respect to its obligation to pay any such dividends, penalties, or redemption payments shall continue to accrue until such consent is obtained. Nothing contained in this Section 3.17 shall be construed as a waiver by the Purchasers of any rights they may have under any of the Transaction Documents.

     3.18 BANK LOAN PAYMENT RESTRICTIONS.   The Company hereby covenants it
will not, from the date of this Agreement through the later of (i) the date which is 180 days from the date of this Agreement and (ii) the date which is 90 days subsequent to the date of the effectiveness of the Registration Statement required to be filed by the Company with respect to the Series A Shares under the Registration Rights Agreement, voluntarily repay or pay down any portion of any of its bank debt, including, without limitation, any amounts due under the Credit Agreement, and the Company hereby further covenants that it will not, from the date of the Series B Closing Date through the later of (i) the date which is 180 days from the Series B Closing Date and (ii) the date which is 90 days subsequent to the date of the effectiveness of the Registration Statement required to be filed by the Company with respect to the Series B Shares under the Registration Rights Agreement, repay or pay down any portion of any of its bank debt, including, without limitation, any amounts due under the Credit Agreement; provided, however, that the foregoing shall not prohibit the Company from paying any such bank debt upon acceleration of such bank debt or at maturity.

     3.19 STANDSTILL.   The Company hereby agrees that, except for the
transactions contemplated by this Agreement, it will not, without the prior written consent of the Purchasers, enter into any agreement to sell or sell any of its or any of its Affiliates' equity or equity-equivalent securities for the 45 day period subsequent to the date of this Agreement.

                                   ARTICLE IV

                                   CONDITIONS

     4.1  (a)  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO
SELL THE SERIES A SHARES. The obligation of the Company to sell the Series A Shares and the Series A Warrants hereunder is subject to the satisfaction or waiver by the Company, at or before the Series A Closing, of each of the following conditions:

               (i) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series A Closing Date, as though made on and as of such date;

               (ii) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series A Closing; and

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise any of the Warrants.

          (b) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SERIES A SHARES. The obligation of each Purchaser hereunder to acquire and pay for the Series A Shares and the Series A Warrants is subject to the satisfaction or waiver by such Purchaser, at or before the Series A Closing, of each of the following conditions:

               (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series A Closing Date as though made on and as of such date;

               (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Series A Closing;

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants.

               (iv) ADVERSE CHANGES. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

               (v) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq Stock Market which suspension shall remain in effect.

               (vi) LISTING OF COMMON STOCK. The Company shall have filed a listing application to list those shares required to be listed by the Registration Rights Agreement in connection with the Series A Closing for trading on the Nasdaq Stock Market;

               (vii) LEGAL OPINION. The Company shall have delivered to the Purchasers the opinion of Wilson Sonsini Goodrich & Rosati, professional corporation, outside counsel to the Company, in substantially the form attached hereto as EXHIBIT D;

               (viii) REQUIRED APPROVALS. All Required Approvals shall have been obtained other than those relating solely to the Series B Shares;

               (ix) SHARES OF COMMON STOCK. On or prior to the Series A Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of Series A Shares and payment of dividends thereon and exercise of the Warrants;

               (x) DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Series A Shares, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

               (xi) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement;

               (xii) CERTIFICATE OF DETERMINATION. The Series A Determination shall have been duly filed with the Secretary of State of California, and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of California;

               (xiii) CHANGE OF CONTROL. No Change of Control (as hereafter defined) shall have occurred between the date hereof and the Series A Closing Date;

               (xiv) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent;

               (xv) BANK WAIVER. The Company shall have delivered to the Purchasers a fully executed waiver and consent or amendment to the Credit Agreement, which waiver or amendment shall be in form and substance satisfactory to the Purchasers, of Sumitomo (the "BANK WAIVER"), which shall permit the Company under the provisions of the Credit Agreement to pay up to $250,000 to the Purchasers in payment of any penalties due to the Purchasers under any of the Transaction Documents so long as there is no event of default under the Credit Agreement;

               (xvi) SUBSIDIARY. Ionex/Hei Corporation shall be in good standing in the State of Massachusetts; and

               (xvii) OFFICER'S CERTIFICATE. On the Series A Closing Date, the Company shall deliver to the Purchasers an Officer's Certificate dated the Series A Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Series A Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of such Series A Closing Date.

     4.2 (a) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SERIES B SHARES. The obligation of the Company to sell the Series B Shares and the Series B Warrants hereunder is subject to the satisfaction or waiver by the Company, at or before the Series B Closing, of each of the following conditions:

               (i) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date, as though made on and as of such date;

               (ii) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series B Closing Date; and

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants.

          (b) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SERIES B SHARES. The obligation of each Purchaser hereunder to acquire and pay for the Series B Shares and the Series B Warrants is subject to the satisfaction or waiver by each Purchaser, at or before the Series B Closing of each of the following conditions:

               (i) CLOSINGS. Prior to the Series B Closing, the Series A Closing shall have occurred;

               (ii) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date, as though made on and as of such date;

               (iii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Series B Closing Date;

               (iv) UNDERLYING SHARES REGISTRATION STATEMENTS. With respect to the Series B Closing, the Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series A Shares and as payment of dividends thereon and exercise of the Warrants shall have been declared effective under the Securities Act by the Commission; and on such Closing Date such Underlying Shares Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(p) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the ninety (90) days prior to such Closing Date and no stop order shall be pending or threatened as at such Closing Date;

               (v) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants;

               (vi) ADVERSE CHANGE TO STOCK PRICE. During the period which is 30 Trading Days prior to the date of the Series B Closing, the closing bid price on the Common Stock shall not have decreased by more than 35% from the highest closing bid price during such period;

               (vii) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq Stock Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (viii) LISTING OF COMMON STOCK. The Common Stock shall have been at all times since the Series A Closing Date, and on the Series B Closing Date be listed for trading on the Nasdaq Stock Market or Nasdaq SmallCap Market;

               (ix) CHANGE OF CONTROL. No Change of Control in the Company shall have occurred. "CHANGE OF CONTROL" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the Company's board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);


               (x) LEGAL OPINION. The Company shall have delivered to the Purchasers the opinion of the Company's outside counsel, in substantially the form attached hereto as EXHIBIT D dated the applicable Closing Date;

               (xi) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

               (xii) SHARES OF COMMON STOCK. On the Series B Closing Date, the Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series B Shares, respectively, and payment of dividends thereon;

               (xiii) DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Shares, being purchased at such Closing, registered in the name of such Purchaser, each in form satisfactory to such Purchaser;

               (xiv) PERFORMANCE OF CONVERSION/EXERCISE OBLIGATIONS. The Company shall have (a) delivered Underlying Shares upon conversion of Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Certificate of Determination and
(b) delivered Underlying Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants;

               (xv) SHAREHOLDER APPROVAL. If due to the issuance or conversion of Shares issued in the Series B Closing, the Company would be required to receive shareholder approval in order to satisfy the shareholder approval provisions of the Nasdaq Stock Market, or any other exchange or market on which the Common Stock is then listed or traded, with respect to the issuance of 20% or more of a company's capital stock, or any similar stockholder approval requirements, then the Company shall have satisfied such shareholder approval requirement;

               (xvi) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent;

               (xvii) BANK WAIVER. So long as the Credit Agreement is in effect, the Bank Waiver shall be in full force and effect; and

               (xviii) OFFICER'S CERTIFICATE. On the Series B Closing Date, the Company shall deliver to the Purchasers an Officer's Certificate dated the Series B Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Series B Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Series B Closing Date.

                                   ARTICLE V

                                 MISCELLANEOUS

          5.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

          5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, including, without limitations, the Schedules to the Disclosure Letter, the Registration Rights Agreement and each Certificate of Determination (each when filed) and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except that the provisions of Section 3 and Section 5 of the Engagement Letter shall survive.

          5.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall as set forth below each parties name on SCHEDULE 1, and if to the Company with copies to Wilson Sonsini Goodrich & Rosati, Attn: Andrew J. Hirsch, Esq.,
fax: (650) 354-4210 and if to any Purchaser with copies to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, Attn: Kenneth L. Henderson, Esq., fax: (212) 541-4630, or such other address as may be designated in writing hereafter, in the same manner, by such person.

          5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement (other than to an Affiliate of such Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 2.2 and its financial ability to perform its obligations under the Transaction Documents. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

          5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          5.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and Federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          5.9 SURVIVAL. The agreements and covenants contained in Article III and this Article V shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article II shall survive each Closing hereunder and any conversion of Shares and exercise of the Warrants.

          5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          5.11 PUBLICITY. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent.

          5.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          5.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          5.14 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any


                                      -25

Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          5.15 NO RELIANCE. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


GENUS, INC.                             SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD

By:  /s/ MARY F. BOBEL                  By:   /s/ KENNETH L. HENDERSON
   ------------------------                -------------------------------------
   Name:  Mary F. Bobel                    Name:  Kenneth L. Henderson
   Title: Executive Vice President         Title: Attorney-in-fact
          and Chief Financial
          Officer

                                          WESTOVER INVESTMENTS L.P.
                                          By:  HBK Investments L.P., as investment manager


                                          By:   /s/ DAVID C. HALEY
                                             -----------------------------------
                                             Name:  David C. Haley
                                             Title: Authorized Agent

                                          MONTROSE INVESTMENTS, LTD.
                                          By:  HBK Investments L.P., as investment manager


                                          By:   /s/ DAVID C. HALEY
                                             -----------------------------------
                                             Name:  David C. Haley
                                             Title: Authorized Agent

                                          BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.


                                          By:   /s/ EVAN M. LEVINE
                                             -----------------------------------
                                             Name:  Evan M. Levine
                                             Title: Principal

                                          BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.


                                          By:   /s/ EVAN M. LEVINE
                                             -----------------------------------
                                             Name:  Evan M. Levine
                                             Title: Principal

                                                                 SCHEDULE 1

COMPANY:

GENUS, INC.
1139 Karlstad Drive
Sunnyvale, California 94089
Attn: Mary Bobel
Fax: (408) 747-7140

PURCHASERS:

SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.
c/o Trippoak Advisors, Inc.
630 Fifth Avenue, Suite 2000
New York, NY 10111
Attn: Robert L. Miller
Fax: (212) 332-3256
Portion of Series A Purchase Price              -      $2,500,000
Series A Shares                                 -      50,000
Number of Shares
underlying Series A Warrant                     -      150,000

WESTOVER INVESTMENTS L.P.
777 Main Street, Suite 2750
Fort Worth, Texas 76102
Attn: Will Rose
Fax: (817) 870-6190
Portion of Series A Purchase Price              -      $800,000
Series A Shares                                 -      16,000
Number of Shares
underlying Series A Warrant                     -      48,000

MONTROSE INVESTMENTS, LTD.
777 Main Street, Suite 2750
Fort Worth, Texas 76102
Attn: Will Rose
Fax: (817) 870-6190
Portion of Series A Purchase Price              -      $1,200,000
Series A Shares                                 -      24,000
Number of Shares
underlying Series A Warrant                     -      72,000

BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.
152 West 57th street, 40th Floor
New York, New York 10019
Attn: Mitchell Kaye
Fax: (212) 247-1329
Portion of Series A Purchase Price              -      $100,000
Series A Shares                                 -      2,000
Number of Shares
underlying Series A Warrant                     -      6,000

BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.

152 West 57th street, 40th Floor
New York, New York 10019
Attn: Mitchell Kaye
Fax: (212) 247-1329
Portion of Series A Purchase Price              -      $400,000
Series A Shares                                 -      8,000
Number of Shares
underlying Series A Warrant                     -      24,000

                                                                 SCHEDULE 2.1

                                     GENUS, INC.

                                  DISCLOSURE LETTER

To: Southbrook International Investments, Ltd., Westover Investments L.P., Montrose Investments Ltd., Brown Simpson Strategic Growth Fund, L.P., and Brown Simpson Strategic Growth Fund Ltd. (the "Purchasers") under that certain Convertible Preferred Stock Purchase Agreement, dated as of February 2, 1998 (the "Purchase Agreement"), and Genus, Inc., a California corporation (the "Company").


     This Disclosure Letter is delivered pursuant to Section 2.1 of the Purchase Agreement. The disclosure set forth in the attached Schedules represents exceptions, qualifications and other disclosures pursuant to certain of the representations and warranties set forth in Section 2.1 of the Purchase Agreement. Capitalized terms used herein (or in the attached Schedules) and defined in the Purchased Agreement shall have the meanings ascribed in the Purchase Agreement, unless the context otherwise requires.

     This Disclosure Letter may not be amended or revised without the written consent of the Company and the Purchasers.

     This Disclosure letter may be executed in any number of separate counterparts, each of which when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has executed this Disclosure Letter as of February 12, 1998.

                                                GENUS, INC.,
                                                a California corporation



                                                By:    /s/ MARY F. BOBEL
                                                   --------------------------
                                                Name:  Mary Bobel
                                                Title: Executive Vice
                                                       President and
                                                       Chief Financial Officer

                                Schedule 2.1(a)

                         ORGANIZATION AND QUALIFICATION
                                 Subsidiaries

                         Genus Subsidiary Corporation
                          (a California corporation)
                             1139 Karlstad Drive
                             Sunnyvale, CA 94089

                          General Ionex Corporation
                        (a Massachusetts corporation)
                            4 Stanley Tucker Drive
                            Newburyport, MA 01950

                       Ionex/HEI Corporation ("Ionex")
                        (a Massachusetts corporation)
                            4 Stanley Tucker Drive
                            Newburyport, MA 01950

                              Genus Europa SARL
                             Zac du Clos aux Pois
                                CE 487, Lisses
                           91048 Evry Cedex, France
                             011-331-69-89-79-20

                              Genus Korea, Ltd.
                               3F, KEC Building
                             #275-7, Yangjae-Dong
                           Seocho-Ku, Seoul, Korea
                               011-822-589-4800

                                  Genus, KK
                         Shin Yokohama West Building
                       2-3-3 Shin Yokohama, Kouhoku-ku
                             Yokohama, Japan 222
                              011-81-45-476-0851

     Because Ionex had failed to file Annual Reports as required by the Secretary of the Commonwealth of Massachusetts, the Secretary of the Commonwealth had administratively dissolved the corporation. Upon the Company's filing of the Annual Reports and Application for Revival and payment of fees, the Secretary of the Commonwealth revived Ionex on February 9, 1998 as if the corporation had not been dissolved.

                                Schedule 2.1 (c)

                                 CAPITALIZATION


     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, and 2,000,000 shares of Preferred Stock, no par value. As of December 31, 1997, 16,969,546 shares of Common Stock were outstanding and no other shares of capital stock were outstanding.

     The Company has reserved 1,750,000 shares of Common Stock for issuance under its 1989 Employee Stock Purchase Plan and as of December 31, 1997, 124,914 shares remained available for future grants. The Company has reserved 3,503,000 shares of Common Stock for issuance under its 1991 Incentive Stock Option Plan and as of December 31, 1997, 885,236 shares remained available for future grants.

     The Company is obligated to issue warrants to purchase up to 150,000 shares of Common Stock pursuant to a purchase order agreement with Innotech Corporation. The Company is obligated to issue warrants to purchase up to 100,000 shares of Common Stock to CIBC Oppenheimer Corp. pursuant to the Engagement Letter dated January 8, 1998.

     Pursuant to the Common Shares Rights Agreement, dated April 27, 1990, between the Company and Bank of America, N.T. & S.A.,as Rights Agent (the "Rights Agreement"), the Board of Directors of the Company authorized and declared a dividend of one Common Share purchase right (a "Right") for each Common Share of the Company outstanding as of July 3, 1990 and with respect to each Common Share that would become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date, each Right representing the right to purchase one Common Share upon the occurrence of certain Triggering Events as set forth in the Rights Agreement. (The terms in this paragraph which begin with a capitalized letter have the meanings set forth in the Rights Agreement.)

                                Schedule 2.1(f)

                             CONSENTS AND APPROVALS


                                     None

                                Schedule 2.1(k)

             SEC DOCUMENTS, FINANCIAL STATEMENTS, NO ADVERSE CHANGE

                                     None

                                Schedule 2.1(s)

                             PATENTS AND TRADEMARKS


                                     None

                                Schedule 2.1(u)

                  REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION


                                     None

                                Schedule 2.1(v)

                                     TITLE


            Liens Disclosed in the following financing statements:


---------------------------------------------------------------------------------------------------------------
    SECURED PARTY           JURISDICTION     FILING DATE     FILE NUMBER     FILE TYPE        COMMENTS
---------------------------------------------------------------------------------------------------------------
    Signal Capital           California       03/04/88        88046502       Original       Precautionary
     Corporation
---------------------------------------------------------------------------------------------------------------
    Signal Capital           California       12/07/92        88046502       Continuation/
     Corporation /                                                            Assignment
    Assignee Fleet
     Credit Corp.
---------------------------------------------------------------------------------------------------------------
     Signal Capital          California       03/04/88        88046503       Original       Precautionary
      Corporation
---------------------------------------------------------------------------------------------------------------
     Signal Capital          California       12/07/92        88046503       Continuation/
     Corporation /                                                            Assignment
    Assignee Fleet
     Credit Corp.
---------------------------------------------------------------------------------------------------------------
      JLA Credit             California       12/09/92        92262193         Original     Precautionary
     Corporation
---------------------------------------------------------------------------------------------------------------
  Gestetner Services,        California       12/28/92        92274831         Original     Equipment
        Inc.
---------------------------------------------------------------------------------------------------------------
   Energy Reduction          California       02/02/94        94021670         Original      Equipment
    Systems, Inc.
---------------------------------------------------------------------------------------------------------------
 Clarklift of San            California       03/08/94        94046091         Original      Equipment
    Jose, Inc./
  Assignee Clark
      Credit
   Corporation
---------------------------------------------------------------------------------------------------------------
 Gestetner Services          California       05/04/95        9512860043       Original      Equipment
       Inc.
---------------------------------------------------------------------------------------------------------------
       Oce                   California       08/10/95        9522660711       Original      Equipment
---------------------------------------------------------------------------------------------------------------
    Gestetner                California       09/05/95        9525560216       Original      Equipment
---------------------------------------------------------------------------------------------------------------
     Lessor:                 California       10/12/95        9528960403       Original      Equipment
 General Electric
   Capital Corp.
---------------------------------------------------------------------------------------------------------------
     Lessor:                 California       10/12/95        9528960412       Original      Equipment
 General Electric
   Capital Corp.
---------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
    SECURED PARTY           JURISDICTION     FILING DATE     FILE NUMBER     FILE TYPE        COMMENTS
---------------------------------------------------------------------------------------------------------------
    Berkshire-               California       11/17/95        9532560866       Original      2.8 million letter
   Newburyport                                                                                    of credit
     Limited
   Partnership
---------------------------------------------------------------------------------------------------------------
    Berkshire-               California       12/28/95        96003c0137       Assignment    2.8 million letter
   Newburyport                                                                   in full     of credit assigned
     Limited                                                                                  to Shawmut Bank,
   Partnership                                                                                       N.A.
                                                                                                  Hartford, CT
---------------------------------------------------------------------------------------------------------------
  General Electric           California       01/23/96        9602460481       Original         Equipment
  Capital Computer
    Leasing Corp.
---------------------------------------------------------------------------------------------------------------
  General Electric           California       02/18/97        9705060799       Original         Equipment
  Capital Computer
   Leasing Corp.
---------------------------------------------------------------------------------------------------------------
  General Electric           California       05/08/97        9705060799       Amendment     Serial numbers
  Capital Computer                                                                              added to
   Leasing Corp.                                                                                Equipment
---------------------------------------------------------------------------------------------------------------
 Leasetec Systems            California       05/08/97 ?      9712560143       Original         Equipment
     Credit
---------------------------------------------------------------------------------------------------------------
 Sumitomo Bank of            California        8/18/97        9723160990       Original      Broad Collateral
   California
---------------------------------------------------------------------------------------------------------------
 Sumitomo Bank of            Texas             8/18/97            171308       Original      Broad Collateral
   California
---------------------------------------------------------------------------------------------------------------
 Sumitomo Bank of            Massachusetts     8/19/97              ?          Original      Broad Collateral
   California
---------------------------------------------------------------------------------------------------------------
 Sumitomo Bank of            Santa Clara       8/19/97          13819520       Original           Fixture
   California                  County,
                              California
---------------------------------------------------------------------------------------------------------------
 Sumitomo Bank of            Massachusetts     8/27/97             14286       Original
   California
---------------------------------------------------------------------------------------------------------------
 Sumitomo Bank of            Austin, Texas    occurring, but
   California                                not of record yet
---------------------------------------------------------------------------------------------------------------

                                                                     Exhibit A

                  See Exhibit 4.4 to this Current Report on Form 8-K

                                                                     EXHIBIT B

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                                     GENUS, INC.

                                       WARRANT

                                                      Dated ___________, 1998


     Genus, Inc., a corporation organized and existing under the laws of the State of California (the "COMPANY"), hereby certifies that, for value received, ____________________________, or its registered assigns ("HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of _________ shares of Common Stock, no par value (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to $____ per share (as adjusted from time to time as provided in Section 8, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including ____________, 2001 (the "EXPIRATION DATE"), and subject to the following terms and conditions:

          1. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

          2.   REGISTRATION OF TRANSFERS AND EXCHANGES.

               (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

               (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to
Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

          3.   DURATION AND EXERCISE OF WARRANTS.

               (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:30 P.M., Eastern Standard Time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., Eastern Standard Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. This Warrant may not be redeemed by the Company.

               (b) Subject to Sections 2(b), 6 and 11, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in
Section 11 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by the Purchase Agreement of even date herewith between the Holder, the Company and the other purchasers named therein (the "PURCHASE AGREEMENT"). Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

               A "DATE OF EXERCISE" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

               (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          4. PIGGYBACK REGISTRATION RIGHTS. If at any time during the term of this Warrant when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, the Company wishes to file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act of 1933, as amended, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) the Company must provide, within not less than 20 days thereafter, notice to each of the Holder and Robinson Silverman Pearce Aronsohn & Berman LLP, attention Eric L. Cohen, of its intention to file such registration statement and must provide the Holder with the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the expiration of this Warrant. The Company will pay all registration expenses in connection therewith.

          5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

          6. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

          7. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

          8. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock (and not the Common Stock) payable in shares of Common Stock, other than the dividends payable under the Purchase Agreement, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

               (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company in which the consideration therefor is equity or equity equivalent securities or any compulsory share exchange pursuant to which the Common Stock is converted into other securities or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property of the Company's business combination partner equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

               (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "APPRAISER") mutually selected in good faith by the holders of a majority in interest of the Warrants then outstanding and the Company. Any determination made by the Appraiser shall be final.

               (d) If at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock to all holders of Common Stock for a consideration per share less than the Per Share Market Value (as defined in the Purchase Agreement) then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and (B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

               (e) For the purposes of this Section 8, the following clauses shall also be applicable:

                    (i) RECORD DATE. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them
(A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (ii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (f) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (g)  If:

                       (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                      (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                     (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                      (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                       (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          9. PAYMENT OF EXERCISE PRICE. The Holder may pay the Exercise Price in one of the following manners:

               (a) CASH EXERCISE. The Holder shall deliver immediately available funds; or

               (b) CASHLESS EXERCISE. The Holder shall surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                    X = Y (A-B)/A
     where:
                    X = the number of Warrant Shares to be issued to the Holder.

                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                    A = the closing sale prices of the Common Stock for the Trading Day immediately prior to the Date of Exercise.

                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

          10. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

          11. NOTICES. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to Genus, Inc., 1139 Karlstad Drive, Sunnyvale, California 94089, or to Facsimile No.: (408) 747-7198 Attention: Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

          12.  WARRANT AGENT.

               (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

               (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

          13.  MISCELLANEOUS.

               (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

               (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

               (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

               (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

               (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                         GENUS, INC.



                         By:
                            ---------------------------------------
                             Mary F. Bobel, Executive Vice
                             President and Chief Financial Officer

                             FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To ___________________:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase [___________] shares of Common Stock, no par value ("COMMON STOCK"), of Genus, Inc. and encloses herewith $________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                             PLEASE INSERT SOCIAL SECURITY OR
                                             TAX IDENTIFICATION NUMBER

                                             -----------------------------------

--------------------------------------------------------------------------------
                        (Please print name and address)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:              ,                                       Name of Holder:
      --------------  ----


                                                (Print)
                                                       -------------------------

                                                (By:)
                                                       -------------------------
                         (Name:)
      (Title:)
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

              [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock, no par value, of Genus, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of ___________________ with full power of substitution in the premises.

Dated:

               ,
---------------  ----


                         ---------------------------------------
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                         ---------------------------------------
                         Address of Transferee

                         ---------------------------------------

                         ---------------------------------------



In the presence of:


--------------------------

                                                                      Exhibit C

                  See Exhibit 4.3 to this Current Report on Form 8-K